Exhibit 99.1

                Orion HealthCorp Announces Second Quarter Results

    ATLANTA--(BUSINESS WIRE)--Aug. 15, 2005--

                Updates Progress on Growth Initiatives

    Highlights:

    -- Sale of IntegriMED

    -- Planned sale of two medical facilities in Ohio

    -- Consolidation of corporate offices

    -- Annual savings of $2.5 million

    -- Successful management conference

    Orion HealthCorp, Inc. (AMEX: ONH) today announced its financial results for the second quarter and six months ended June 30, 2005. In addition, the Company provided a progress update on its ongoing initiative of realigning and perfecting its portfolio of assets to make best possible use of its resources.
    Terrence L. Bauer, chief executive officer of Orion HealthCorp, said, "Major progress has been made during the past six months in terms of streamlining the Company so that we can focus on our core competencies. With the sale of IntegriMED, the pending transaction involving the sale of two facilities in Dover, Ohio, and the consolidation of corporate offices, the Company expects to save over $2.5 million on an annual basis. Just as important, we will be able to focus our resources to increase our penetration in the fragmented physician business services and revenue cycle management marketplaces. With the completion of these transactions, the Company will be operating three surgery centers, ten physician practice locations and an expanding revenue cycle management business."
    The Company noted that the prior-year quarterly and year-to-date results included the performance of only one operating entity, Integrated Physician Solutions, Inc. ("IPS"), due to the reorganization. The results for the three and six months ended June 30, 2005, include the consolidated results of Orion HealthCorp, the successor company, with its three operating segments, IPS, the surgery and diagnostic center business, and Medical Billing Services, Inc. In addition, the results for the second quarter of 2005 include a charge of approximately $6.4 million for impairment of intangible assets related to the surgery and diagnostic center business.
    For the quarter ended June 30, 2005, net operating revenues were $8.4 million. Gross margin for the second quarter of 2005 was $4.6 million. Loss from continuing operations was ($7.8 million), or ($0.84) per share.
    For the six months ended June 30, 2005, net operating revenues were $16.7 million. Gross margin for the first half of 2005 was $9.2 million. Loss from continuing operations was ($9.2 million), or ($1.01) per share.
    Mr. Bauer continued, "To date, our financial performance is consistent with a company in the early stages of reshaping itself. As we combine savings with traction in the marketplace, we expect improving financial metrics. We believe our company has a bright future."
    In closing, Mr. Bauer added, "I am very pleased to report that, in addition to having strong core businesses, we also have a management team to match. We recently had a very successful management conference that focused on the enormous potential of our company. In keeping with the high expectations of our employees, at that conference, we developed a mission statement and a company vision and values to help guide us as we grow and further penetrate the physician business services market."
    The live broadcast of Orion HealthCorp's second quarter conference call will begin at 11:00 a.m. Eastern Time on August 15, 2005. An online replay of the call will be available for 30 days following the conclusion of the live broadcast. A link for these events can be found on the Company's website at www.orionhealthcorp.com or at www.earnings.com.

    Orion HealthCorp, Inc. is a healthcare services organization resulting from a recent combination of four different operating companies. The Company provides complementary business services to physicians through three business units: SurgiCare, serving the freestanding ambulatory surgery center market; Integrated Physician Solutions, Inc., providing business and management services to physician practices; and Medical Billing Services, Inc., providing physician billing and collection services and practice management solutions to hospital-based physicians. The core competency of the Company is its long-term experience and success in working with and creating value for physicians. For more information on Orion HealthCorp, Inc., visit the Company's website at www.orionhealthcorp.com.

    Certain statements in this press release constitute "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Acts"). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements, including all statements regarding improving financial metrics, the pending sale of two facilities in Dover, Ohio, and the consolidation of corporate offices.
    The forward-looking statements in this press release are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of Orion HealthCorp, Inc. and the other companies described herein. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts. Any number of factors could affect future operations and results. Orion HealthCorp, Inc. undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.


                        ORION HEALTHCORP, INC.
       Unaudited Consolidated Condensed Statements of Operations
               (in thousands, except per share amounts)

                          Three Months Ended       Six Months Ended
                               June 30,                June 30,
                         --------------------    --------------------
                           2005        2004        2005        2004
                         --------    --------    --------    --------
Net operating revenues   $  8,422    $  4,125    $ 16,725    $  8,294
Direct cost of revenues     3,787       2,574       7,568       5,107
                         --------    --------    --------    --------
Gross margin                4,635       1,551       9,157       3,187

Operating expenses         12,320       1,933      18,170       3,983
Total other income
  (expenses), net             (94)       (236)       (170)       (481)
Minority interest
  earnings in
  partnership                 (23)       --           (62)       --
                         --------    --------    --------    --------
Loss from continuing
  operations               (7,802)       (618)     (9,245)     (1,277)

Income from operations
  of discontinued
  components, including
  net gain (loss) on
  disposal                   (546)       (315)       (784)       (430)
                         --------    --------    --------    --------
Net loss                   (8,348)       (933)    (10,028)     (1,707)

Preferred stock
  dividends                  --          (165)       --          (330)
                         --------    --------    --------    --------

Net loss attributable
  to common
  stockholders           $ (8,348)   $ (1,098)   $(10,028)   $ (2,037)
                         ========    ========    ========    ========
Weighted average
  common shares
  outstanding:
    Basic                   9,245       8,602       9,150       8,602
    Diluted                 9,245       8,602       9,150       8,602

Loss per share:
  Basic:
    Net loss per share
      from continuing
      operations         $  (0.84)   $  (0.07)   $  (1.01)   $  (0.15)
    Net loss per share
      from discontinued
      operations            (0.06)      (0.04)      (0.09)      (0.05)
                         --------    --------    --------    --------
      Net loss per share $  (0.90)   $  (0.11)   $  (1.10)   $  (0.20)
                         ========    ========    ========    ========

  Diluted:
    Net loss per share
      from continuing
      operations         $  (0.84)   $  (0.07)   $  (1.01)   $  (0.15)
    Net loss per share
      from discontinued
      operations            (0.06)      (0.04)      (0.09)      (0.05)
                         --------    --------    --------    --------
      Net loss per share $  (0.90)   $  (0.11)   $  (1.10)   $  (0.20)
                         ========    ========    ========    ========

                        ORION HEALTHCORP, INC.
                 Consolidated Condensed Balance Sheets
                 (in thousands, except share amounts)

                                                 June 30,    Dec. 31,
                                                   2005        2004
                                                 --------    --------
                                               (Unaudited)
Current assets:
  Cash and cash equivalents                      $    311    $    702
  Accounts receivable, net                          3,718       4,469
  Inventory                                           477         519
  Prepaid expenses and other current assets           532         520
  Assets held for sale                              2,283        --
                                                 --------    --------
    Total current assets                            7,321       6,210

Property and equipment, net                         1,237       3,371

Other long-term assets:
  Intangible assets, including goodwill            25,284      32,251
  Other assets, net                                   470         534
                                                 --------    --------
    Total other long-term assets                   25,754      32,785
                                                 --------    --------
      Total assets                               $ 34,312    $ 42,366
                                                 ========    ========
Current liabilities:
  Accounts payable and accrued expenses          $  6,962    $  7,206
  Current portion of capital lease obligation         111         258
  Current portion of long-term debt                 4,148       2,762
  Liabilities held for sale                         1,617        --
                                                 --------    --------
    Total current liabilities                      12,838      10,226
                                                 --------    --------
Long-term liabilities:
  Capital lease obligation, net of current
    portion                                            99         540
  Long-term debt, net of current portion            3,646       4,239
  Deferred tax liability                              621         621
  Minority interest in partnership                    239         170
                                                 --------    --------
    Total long-term liabilities                     4,605       5,570
                                                 --------    --------
Stockholders' equity:
  Preferred stock, par value $0.001;
    20,000,000 shares authorized;
    no shares issued and outstanding                 --          --
  Common stock, Class A, par value
    $0.001; 70,000,000 shares
    authorized, 10,934,652 and
    8,602,149 shares issued and outstanding
    at June 30, 2005 and December 31, 2004,
    respectively                                       11           9
  Common stock, Class B, par value $0.001;
    25,000,000 shares authorized,
    10,685,381 and 11,482,261 shares issued
    and outstanding at June 30, 2005 and
    December 31, 2004, respectively                    10          11
  Common stock, Class C, par value $0.001;
    2,000,000 shares authorized, 1,555,137 and
    1,575,760 shares issued and outstanding
    at June 30, 2005 and December 31, 2004              2           2
  Additional paid-in capital                       56,929      56,602
  Accumulated deficit                             (40,045)    (30,016)
  Treasury stock - at cost; 9,140 shares at
    June 30, 2005 and December 31, 2004               (38)        (38)
                                                 --------    --------
    Total stockholders' equity                     16,869      26,570
                                                 --------    --------
      Total liabilities and stockholders'
        equity                                   $ 34,312    $ 42,366
                                                 ========    ========




    CONTACT: Orion HealthCorp, Inc.
             Terrence L. Bauer, 678-832-1800
             or
             Keith G. LeBlanc, 713-973-6675
             or
             Stephen H. Murdock, 678-832-1800
             www.orionhealthcorp.com